Exhibit 10.15

SUBLEASE
BETWEEN
TWITTER, INC.
AND
NERDWALLET, INC.
875 Stevenson Street (1 Tenth Street), San Francisco, California
Fourth (4th), Fifth (5th) and Sixth (6th) Floors

SUBLEASE
THIS SUBLEASE (“Sublease”) is entered into as of October 16, 2016 (the “Effective Date”), by and between TWITTER, INC., a Delaware corporation (“Sublandlord”), and NERDWALLET, INC., a Delaware corporation (“Subtenant”), with reference to the following facts:
A.    Pursuant to that certain Office Lease dated as of December 20, 2013 (the “Original Master Lease”), as amended by (i) First Amendment to Lease, dated as of December 22, 2014 (the “First Amendment”), (ii) that certain Second Amendment to Lease, dated as of June 30, 2015 (the “Second Amendment”), and (iii) that certain Third Amendment to Lease, dated as of March 28, 2016 (the “Third Amendment”, and together with the Original Master Lease, the First Amendment and the Second Amendment, collectively, the “Master Lease”), SRI NINE MARKET SQUARE LLC, a Delaware limited liability company (“Landlord”), as Landlord, leased to Sublandlord, as tenant, certain space (the “Master Lease Premises”) in the Building located at 875 Stevenson Street (and also known as 1 Tenth Street) in the city of San Francisco, California (the “Building”), as follows:

Floor	Rentable Square Feet (“RSF”)	Suite Number
2nd	33,606	Suite 200
3rd	34,950	Suite 300
4th	34,950	Suite 400
5th	34,950	Suite 500
6th	34,950	Suite 600
7th	34,950	Suite 700
8th	34,950	Suite 800
9th	34,950	Suite 900
10th	34,807	Suite 1000
	313,063 RSF
B.    Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, a portion of the Master Lease Premises initially comprised of 104,850 RSF consisting of the entire Fourth (4th), Fifth (5th) and Sixth (6th) floors of the Building, said space being more particularly identified and described on the floor plans attached hereto as Exhibits A-1, A-2, and A-3 and incorporated herein by reference (the “Subleased Premises”).
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:
1.    Sublease.
(a)    Generally. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the Sublease Term (defined below), at the rental, and upon all of the conditions set forth herein, the Subleased Premises.

(b)    Expansion Option. Sublandlord hereby grants to Subtenant, one (1) option to expand the Subleased Premises (the “Option to Expand”) to include the entire seventh (7th) floor of the Building, consisting of approximately 34,950 RSF (the “Expansion Space”) described in Exhibit A-4 attached hereto, but only in strict accordance with the terms and conditions of this Section 1(b). The Option to Expand must be exercised by irrevocable written notice (the “Expansion Option Exercise Notice”) delivered to Sublandlord no later than January 1, 2018, time being of the essence, and if not timely exercised will expire and terminate. If Subtenant timely exercises the Option to Expand, Subtenant shall sublease from Sublandlord, and Sublandlord shall sublease to Subtenant, commencing as of the later of (i) January 1, 2019 and (ii) the date Sublandlord delivers the Expansion Space free of all tenants, with all base Building systems serving the Expansion Space and for which Sublandlord has maintenance or repair responsibility under the Master Lease in good working order and broom-clean and ready for occupancy (such date, the “Expansion Date”), the Expansion Space, and from and after the Expansion Date, any references in this Sublease to the Subleased Premises shall be deemed to include the Expansion Space unless the context clearly requires otherwise. Sublandlord will use reasonable efforts to permit Subtenant and its agents to enter the Expansion Space on a non-exclusive basis one (1) week prior to the Expansion Date for the sole purpose of preparing the Expansion Space for Subtenant’s use and occupancy; Subtenant expressly acknowledges that the Expansion Space may have employees, contractors and/or vendors retained by Sublandlord or the prior subtenant of Sublandlord present during any such early access and will coordinate any such access with Sublandlord and will not interfere with any such employees, contractors or vendors in the Expansion Space during such one (1) week early access period. The Base Rent payable for the Expansion Space will be the same rate per RSF that is payable hereunder with respect to the Subleased Premises, inclusive of annual increases in such rate and the Base Year for the Expansion Space shall be the calendar year 2017. There will be no Abatement Period with respect to the Expansion Space. As of the Expansion Date, (i) Subtenant’s Percentage Share (defined in Section 3(b)(6) below) shall be increased as provided in Section 3(b)(6) below and (ii) Subtenant’s allocated parking spaces in the Parking Facility shall be increased as provided in Section 20 below. Notwithstanding any other provision of this Sublease or the Master Lease, Sublandlord shall deliver, and Subtenant shall accept, the Expansion Space in the manner described in Section 14.1 below, and Sublandlord shall have no obligation to make any improvements to the Expansion Space, except as expressly provided in this Sublease, provided that Sublandlord will make certain Furniture (described in Section 15 below) available for Subtenant’s use in accordance with the terms of Section 15. If Subtenant timely exercises the Option to Expand, Sublandlord shall use commercially reasonable efforts to deliver the Expansion Space to Subtenant on or before January 1, 2019. If Sublandlord is unable to deliver the Expansion Space on or before January 1, 2019, Sublandlord shall have no liability therefor, except that Subtenant shall have no liability to pay any Rent on the Expansion Space until the Expansion Space is delivered to Subtenant. If after Subtenant has delivered its Expansion Option Exercise Notice Sublandlord has not delivered the Expansion Space to Subtenant as of March 1, 2019 (the “Outside Expansion Delivery Date”), Subtenant shall have the right to terminate this Sublease, with respect to the subleasing of the Expansion Space only, by written notice thereof delivered to Sublandlord on or before March 15, 2019; provided that the Outside Expansion Delivery Date will be delayed on a day-for-day basis for each day that Sublandlord’s delivery of the Expansion Space to Subtenant is delayed due to (x) force majeure (inclusive of the holding over by the prior subtenant in the Expansion Space), up to a maximum delay for force majeure of ninety (90) days or (y) the act or omission of Subtenant. If Subtenant timely exercises the Option to Expand, Sublandlord shall prepare and deliver to Subtenant an amendment to this Sublease to reflect the addition of the Expansion Space, the increased Rent, the increase in allocated parking spaces and any other matter reasonably required by the terms of this Sublease. If Subtenant is in Default at the time of Subtenant’s delivery of the Expansion Option Exercise Notice or on the Expansion Date, then the Option to Expand shall, at Sublandlord’s sole discretion, terminate, whereupon no exercise of the Option to Expand shall be of any force or effect, unless such termination is waived in writing by Sublandlord. Sublandlord has not granted any third party sublease rights (or sublease expansion rights) which are superior to Subtenant’s Option to Expand.
2.    Sublease Term.
(a)    Generally. The term of this Sublease (the “Sublease Term”) shall commence on the date (the “Commencement Date”) that is the later to occur of (i) January 1, 2017, (ii) the date that Sublandlord delivers possession of the Subleased Premises to Subtenant free of all tenants, with all base building systems serving the Subleased Premises for which Sublandlord has repair or maintenance responsibilities under the Master Lease in good working order and broom-clean and ready for occupancy (such delivery, “Delivery”), (iii) the date upon which Sublandlord procures Landlord’s consent to this Sublease (the “Consent”, and the date of procurement of the Consent being referred to herein as the “Consent Date”) and (iv) the date of expiration of the Early Access Period (defined in Section 2(c) below) and end on December 31, 2021 or the date of expiration of the sixtieth (60th) full calendar month of the Sublease Term (the “Expiration Date”), unless sooner terminated pursuant to any provision of this Sublease or the Master Lease. The anticipated Commencement Date is January 1, 2017 (the “Anticipated Commencement Date”); provided, however, if Sublandlord fails to achieve Delivery by March 1, 2017 (the “Outside Delivery Date”), then Subtenant shall have the right to terminate this Sublease by giving written notice thereof delivered to Sublandlord on or before March 15, 2017, in which event this Sublease shall be deemed canceled and terminated and Sublandlord shall, within five (5) business days after delivery of Subtenant’s termination notice to Sublandlord, return to Subtenant the first monthly installment of Base Rent and Letter of Credit to the extent previously delivered to Sublandlord by Subtenant and, except as otherwise provided herein, neither party shall have any further obligation to the other party under this Sublease. The Outside Delivery Date will be delayed on a day-for-day basis for each day that Delivery is delayed due to (x) force majeure, up to a maximum delay of ninety (90) days for force majeure or (y) the act or omission of Subtenant and (z) for each day of delay in Subtenant’s satisfaction of the Delivery Conditions (defined in Section 2(b) below). Upon the determination of the Commencement Date, Sublandlord and Subtenant will enter into a letter agreement in the form of Exhibit B attached hereto. At the option of either party hereto, upon the determination of the Must Take Effective Date, Sublandlord and Subtenant will enter into a subsequent letter agreement in the form of Exhibit B attached hereto, memorializing the Must Take Effective Date.
(b)    Delivery Conditions. If, as of the date that Sublandlord would otherwise achieve Delivery as described in clause (ii) of Section 2(a) above, Subtenant has not delivered to Sublandlord (x) the first monthly installment of Base Rent pursuant to the provisions of Section

3.1(a) below, (y) the Letter of Credit pursuant to the provisions of Section 4 below and (z) evidence of Subtenant’s procurement of all insurance coverage required hereunder (the “Delivery Conditions”), then Sublandlord will have no obligation to deliver possession of the Subleased Premises to Subtenant as described in Sections 2(a) above or 2(c) below, but the failure on the part of Sublandlord to so deliver possession of the Subleased Premises to Subtenant in such event will not serve to delay the commencement of the four (4) week period which would otherwise be the early Access Period, the occurrence of the Commencement Date and the commencement of Subtenant’s obligations to pay Rent (defined below) hereunder.
(c)    Early Access. Subtenant and Subtenant’s representatives shall have the right to enter the Subleased Premises during the four (4) week period prior to the Commencement Date and from and after the Consent Date (the date upon which Subtenant first has such access to the Subleased Premises being referred to herein as the “Early Access Date”) for the sole purposes of installation of Subtenant’s personal property and equipment, furniture, fixtures and voice and data cabling, all subject to the terms, conditions and requirements of the Master Lease. All of the rights and obligations of the parties under this Sublease (other than Subtenant’s obligation to pay Base Rent, but expressly including without limitation Subtenant’s obligation carry insurance, and Subtenant’s indemnification obligations) shall commence upon the Early Access Date. Subtenant shall coordinate such entry with Sublandlord and will not interfere with Sublandlord’s employees, contractors and vendors located in the Subleased Premises during such early access period, and such entry shall be made in compliance with all terms and conditions of this Sublease, the Master Lease and the rules and regulations attached to the Master Lease (as the same may be amended) or promulgated by Sublandlord as described herein.
3.    Rent.
(a)    Rent Payments.
(i)    Base Rent. Subtenant shall pay to Sublandlord as base rent for the initial Subleased Premises during the Sublease Term (“Base Rent”) the following:

Months of Sublease Term	Rate Per RSF Per Annum	Monthly Base Rent
1-12	$76.00	$664,050.00
13 - 24	$78.28	$683,971.50
25 - 36	$80.63	$704,490.65
37 - 48	$83.05	$725,625.36
49 - 60	$85.54	$747,394.75
Base Rent shall be paid in advance on the first day of each month of the Term, except that Subtenant shall pay one (1) month’s Base Rent (i.e., $664,050.00) to Sublandlord upon execution and delivery of this Sublease to Sublandlord; said pre-paid Base Rent will be applied to the first (1st) full month’s Base Rent due and payable hereunder following the Abatement Period (defined below). If the Sublease Term does not begin on the first day of a calendar month or end on the last day of a month, the Base Rent and Additional Rent (hereinafter defined) for any partial month shall be prorated by multiplying the monthly Base Rent and Additional Rent by a fraction, the numerator of which is the number of days of the partial month included in the Sublease Term and the denominator of which is the total number of days in the full calendar month. All Rent (hereinafter defined) shall be payable in lawful money of the United States by electronic funds transfer, ACH or wire transfer to an account designated by Sublandlord, or by regular bank check of Subtenant, to Sublandlord at the following address:
Twitter, Inc.
c/o Portfolio Solutions Group-Twitter
Dept. #10149
P.O. Box 87618
Chicago, Illinois 60680-0618
or to such other persons or at such other places as Sublandlord may designate in writing.
(ii)    Abatement. Notwithstanding anything in Section 3(a)(i) above to the contrary, so long as Subtenant is not in Default, Subtenant shall be entitled to an abatement of Base Rent for the first (1st) full calendar month (but not any partial calendar month) of the Term (the “Abatement Period”). The total amount of Base Rent abated during the Abatement Period, in the amount of $664,050.00 is referred to herein as the “Abated Rent”. If Subtenant is in Default at any time during the Sublease Term, then (x) if such Default occurs prior to the expiration of the Abatement Period, there will be no further Abatement of Base Rent pursuant to this Section 3(a)(ii) and (y) at Sublandlord’s option, all then-unamortized Abated Rent (assuming amortization of all Abated Rent on a straight-line basis over the Sublease Term) shall immediately become due and payable. The payment by Subtenant of the Abated Rent in the event of a Default shall not limit or affect any of Sublandlord’s other rights, pursuant to this Sublease or at law or in equity. During the Abatement Period, only Base Rent shall be abated, and all other costs and charges specified in this Sublease shall remain as due and payable pursuant to the provisions of this Sublease.
(b)    Operating Costs.
(i)    Definitions. For purposes of this Sublease and in addition to the terms defined elsewhere in this Sublease, the following terms shall have the meanings set forth below:
(1)    “Additional Rent” shall mean the sums payable pursuant to Section 3.2(b) below.
(2)    “Base Subleased Premises Operating Costs” shall mean Operating Costs payable by Sublandlord to Landlord for the Master Lease Premises during the Base Year.
(3)    “Base Year” shall mean the calendar year 2017.
(4)    “Operating Costs” shall mean the aggregate of Operating Expenses and Tax Expenses (as such terms are defined in the Master Lease) charged by Landlord to Sublandlord pursuant to the Master Lease.

(5)    “Rent” shall mean, collectively, Base Rent, Additional Rent, and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as “rent”, all of which are deemed and designated as Rent pursuant to the terms of this Sublease.
(6)    “Subtenant’s Percentage Share” shall initially mean 33.49% (i.e., 104,850/313,063) of Operating Costs. If Subtenant timely exercises the Option to Expand, then on the Expansion Date, Subtenant’s Percentage Share shall be increased to reflect the addition of the Expansion Space to the Subleased Premises.
(ii)    Payment of Additional Rent. In addition to the Base Rent payable hereunder, from and after the expiration of the Base Year, for each calendar year of the Sublease Term, Subtenant shall pay, as Additional Rent, Subtenant’s Percentage Share of the amount by which Operating Costs payable by Sublandlord for the then current calendar year exceed Base Operating Costs. Sublandlord shall provide Subtenant with written notice of Sublandlord’s estimate of the amount of Additional Rent per month payable pursuant to this Section 3(b)(ii) for each calendar year after the Base Year promptly following the Sublandlord’s receipt of Landlord’s estimate of the Operating Costs payable under the Master Lease. Thereafter, the Additional Rent payable pursuant to this Section 3(b)(ii) shall be determined and adjusted in accordance with the provisions of Section 3(b)(iii) below.
(iii)    Procedure. The determination and adjustment of Additional Rent payable hereunder shall be made in accordance with the following procedures:
(1)    Delivery of Estimate; Payment. Upon receipt of a statement from Landlord specifying the estimated Operating Costs to be charged to Sublandlord under the Master Lease with respect to each calendar year, or as soon after receipt of such statement as practicable, Sublandlord shall give Subtenant written notice of its estimate of Additional Rent payable hereunder for the ensuing calendar year, which estimate shall be prepared based on the estimate received from Landlord (as Landlord’s estimate may change from time to time), together with a copy of the statement received from Landlord. On or before the first day of each month during each calendar year, Subtenant shall pay to Sublandlord as Additional Rent one-twelfth (1/12th) of such estimated amount together with the Base Rent.
(2)    Sublandlord’s Failure to Deliver Estimate. In the event Sublandlord’s notice set forth in Subsection 3(b)(iii)(1) is not given on or before December 1 of the calendar year preceding the calendar year for which Sublandlord’s notice is applicable, as the case may be, then until the calendar month after such notice is delivered by Sublandlord, Subtenant shall continue to pay to Sublandlord monthly, during the ensuing calendar year, estimated payments equal to the amounts payable hereunder during the calendar year just ended. Upon receipt of any such post-December 1 notice Subtenant shall (1) commence as of the immediately following calendar month, and continue for the remainder of the calendar year, to pay to Sublandlord monthly such new estimated payments and (2) if the monthly installment of the new estimate of such Additional Rent is greater than the monthly installment of the estimate for the previous calendar year, pay to Sublandlord within thirty (30) days of the receipt of such notice an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such notice.

(c)    Year End Reconciliation. Following the receipt by Sublandlord of a final statement of Operating Costs from Landlord with respect to each calendar year, Sublandlord shall deliver to Subtenant a statement of the adjustment to be made pursuant to Section 3(b) above for the calendar year just ended, together with a copy of any corresponding Landlord’s Statement (as defined in the Master Lease) received by Sublandlord from Landlord (“Sublandlord’s Annual Statement”). If on the basis of such statement Subtenant owes an amount that is less than the estimated payments actually made by Subtenant for the calendar year just ended, Sublandlord shall credit such excess to the next payments of Rent coming due or, if the Sublease Term will expire before such credit offsets the full excess, refund any remaining excess to Subtenant within thirty (30) days after the expiration of the Sublease Term. If on the basis of such Sublandlord’s Annual Statement Subtenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of the Sublandlord’s Annual Statement from Sublandlord to Subtenant.
(d)    Review of Operating Costs.
(i)    Reliance on Landlord’s Calculations. In calculating Operating Costs payable hereunder by Subtenant, Sublandlord shall have the right to rely upon the calculations of Landlord made in determining Operating Expenses and Tax Expenses pursuant to the provisions of the Master Lease and Subtenant shall have no direct right to audit or review Landlord’s calculation of Operating Expenses and Tax Expenses; however, if Subtenant reasonably disputes an item on the Sublandlord’s Annual Statement within thirty (30) days after Subtenant’s receipt of Sublandlord’s Annual Statement, Sublandlord shall submit to, and reasonably pursue such item with, Landlord on Subtenant’s behalf; provided, however, that Subtenant shall bear any and all costs reasonably incurred by Sublandlord in connection with such efforts and Sublandlord shall not have any obligation to institute (x) the full audit procedure described in Paragraph 7.h of the Original Master Lease or (y) any legal action or proceeding on Subtenant’s behalf with respect to such disputed item.
(ii)    Subtenant’s Right to Request Audit.
(1)    Notwithstanding the provisions of Section 3.2(d(i) above, provided Subtenant is not in Default hereunder and no notice of Default from Sublandlord to Subtenant is then currently outstanding and uncured, and further provided that Subtenant delivers Subtenant’s Audit Request Notice (defined below) at least thirty (30) days prior to the date of expiration of Sublandlord’s right to request a review of Landlord’s books and records pursuant to the provisions of Paragraph 7.h of the Original Master Lease, Subtenant shall have the right, to be exercised by written notice delivered to Sublandlord (“Subtenant’s Audit Request Notice”) certifying that Subtenant has determined, in good faith, that Landlord has overstated Operating Expenses or Tax Expenses (as said terms are defined in the Master Lease) in its statement upon which Sublandlord’s Annual Statement is based by more than fifteen percent (15%) and requesting that Sublandlord exercise its rights to review Landlord’s books and records regarding Operating Expenses and Tax Expenses as set forth in Paragraph 7.h of the Original Master Lease. Any Subtenant’s Audit Request Notice will set forth in reasonable detail the basis of Sublandlord’s contention that Landlord has so overstated Operating Expenses or Tax Expenses.

In such event, provided Sublandlord does not in good faith believe that Subtenant’s calculations as set forth in Subtenant’s Audit Request Notice are in error (and if Sublandlord so believes that Subtenant’s calculations are incorrect, Sublandlord shall specify the basis for such belief in a notice to Subtenant), Sublandlord will promptly exercise Sublandlord’s rights set forth in Paragraph 7.h of the Original Master Lease. In the event of any such exercise by Sublandlord pursuant to the provisions of this Section 3.2(d)(ii), the following provisions will apply:
(2)    Sublandlord (together with Subtenant, if Landlord permits) will review Landlord’s books and records in Landlord’s office in accordance with the provisions of clause (I) of Paragraph 7.h of the Original Master Lease, following which Sublandlord and Subtenant will confer in good faith regarding the results of such review; thereafter, if the parties deem it necessary, then Sublandlord, in accordance with the provisions of clause (ii) of Paragraph 7.h of the Original Master Lease, will endeavor in good faith to resolve with Landlord any necessary clarification or dispute raised by Subtenant in Subtenant’s Audit Request Notice. Promptly following any such review, Sublandlord will again confer in good faith with Subtenant; if Sublandlord and Subtenant jointly agree (each party acting reasonably) that the applicable uncertainty or dispute is not resolved as a consequence of Sublandlord’s meeting(s) with Landlord, then Sublandlord will exercise its rights, set forth in Paragraph 7.h of the Original Master Lease, to cause a nationally recognized independent certified public accounting firm designated by Sublandlord and reasonably acceptable to Subtenant (and further subject to the approval of Sublandlord and Landlord as described in the Master Lease) to review Landlord’s books and records in accordance with the provisions of Paragraph 7.h of the Original Master Lease. All costs of any such review shall be borne solely by Subtenant as additional Rent hereunder, unless Landlord is liable for the costs of the audit pursuant to Paragraph 7.h of the Original Master Lease. Any additional amounts will be due within thirty (30) days after Sublandlord’s delivery of an invoice to Subtenant. If, following the completion of any such audit, it is determined that Sublandlord is entitled to the reimbursement of Operating Expenses and Tax Expenses under the Master Lease, any such reimbursement shall be applied, first, to the audit costs previously paid by Subtenant, and second, to any such reasonable out of pocket cost incurred by Sublandlord which have not then been reimbursed by Subtenant or Landlord to Sublandlord, and, thereafter, the remaining refund will be equitably allocated between Sublandlord and Subtenant in accordance with the ratio that their respective overpayments of Operating Expenses and Tax Expenses (in the case of Sublandlord) and Operating Costs (in the case of Subtenant) compare to each other. For avoidance of doubt, if, as of the date that Subtenant delivers a Subtenant’s Audit Request, Sublandlord has already notified Landlord of Sublandlord’s exercise of the review rights described in Paragraph 7.h of the Original Master Lease, then Subtenant shall have no independent right to require any such review of Landlord’s books and records, but Sublandlord agrees to: (A) promptly provide Subtenant with any report prepared by Sublandlord’s accounting firm or accountant on the basis of any such review of Landlord’s books and records and, (B) allocate to Subtenant any net refund of Operating Expenses and Tax Expenses attributable to an overpayment by Sublandlord following Sublandlord’s recovery from any aggregate refund of all costs associated with such review, as may then be equitable given any corresponding overpayment of Operating Costs by Subtenant and in such event, Subtenant shall have no obligation to reimburse Sublandlord for the costs of the review initiated solely by Sublandlord.

(e)    Survival. The expiration or earlier termination of this Sublease shall not affect the obligations of Sublandlord and Subtenant pursuant to this Section, and such obligations shall survive, remain to be performed after, any expiration or earlier termination of this Sublease through and until the receipt of the Sublandlord’s Annual Statement covering the year in which the Sublease expires or is terminated and the full and final payment of any amounts due hereunder.
4.    Letter of Credit.
(a)    Initial Letter of Credit. Concurrently with Subtenant’s execution and delivery to Sublandlord of this Sublease, Subtenant shall deliver to Sublandlord, as collateral for the full performance by Subtenant of all of its obligations under this Sublease and for all losses and damages Sublandlord may suffer as a result of Subtenant’s failure to comply with one or more provisions of this Sublease, including, but not limited to, any post lease termination damages under section 1951.2 of the California Civil Code an unconditional, irrevocable, transferable standby letter of credit (the “Initial Letter of Credit”) in the amount of $3,984,300.00 (the “Letter of Credit Amount”), issued by a financial institution (the “Issuing Bank”) acceptable to Sublandlord. Notwithstanding anything contained herein to the contrary, Sublandlord hereby approves Silicon Valley Bank as the initial Issuing Bank for the Letter of Credit and agrees to accept an Initial Letter of Credit in the form attached hereto as Exhibit C-1; any Replacement Letter of Credit (defined below) must meet the requirements of Section 4(c) below. The Letter of Credit shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the International Standby Practices ISP 98, International Chamber of Commerce Publication #590. Subtenant shall cause the Letter of Credit to be continuously maintained in effect (whether through a Replacement Letter of Credit (defined below), amendment, renewal or extension) through the date (the “Final Letter of Credit Expiration Date”) that is the later to occur of (i) the date that is sixty (60) days after the scheduled expiration date of the Sublease Term and (ii) the date that is sixty (60) days after Subtenant vacates the Subleased Premises and completes any removal, restoration or repair obligations.
(b)    Drawing Under Letter of Credit. Without prejudice to any other remedy available to Sublandlord under this Sublease or at law, Sublandlord may draw upon the Initial Letter of Credit or any Replacement Letter of Credit on or after the occurrence of either: (i) any Default; (ii) any failure by Subtenant to deliver to Sublandlord a Replacement Letter of Credit as and when required pursuant to this Section 4; (iii) an uncured failure by Subtenant to perform one or more of its obligations under this Sublease and the existence of circumstances in which Sublandlord is enjoined or otherwise prevented by operation of law from giving to Subtenant a written notice which would be necessary for such failure of performance to constitute an event of default, or (iv) the appointment of a receiver to take possession of all or substantially all of the assets of Subtenant, or an assignment of Subtenant for the benefit of creditors, or any action taken or suffered by Subtenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings, whether now existing or hereafter amended or enacted; provided that in the event of (i) or (iii), Sublandlord may, at Sublandlord’s sole option, draw upon a portion of the face amount of the Initial Letter of Credit or any Replacement Letter of Credit, as applicable, as required to compensate Sublandlord for damages incurred (with subsequent demands at

Sublandlord’s sole election as Sublandlord incurs further damage). Subtenant will not interfere in any way with payment to Sublandlord of the proceeds of the Letter of Credit, either prior to or following a draw by Sublandlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Subtenant and Sublandlord as to Sublandlord 's right to draw upon the Letter of Credit. No condition or term of this Sublease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.
(c)    Delivery of Replacement Letter of Credit. Subtenant shall deliver to Sublandlord a new letter of credit (a “Replacement Letter of Credit”) (the Initial Letter of Credit and/or any Replacement Letter of Credit being referred to herein as a “Letter of Credit”) at least thirty (30) days prior to the expiry date of the Initial Letter of Credit or of any Replacement Letter of Credit held by Sublandlord. Each Replacement Letter of Credit delivered by Subtenant to Sublandlord shall: (i) be issued by a banking institution acceptable to Sublandlord; (ii) be in a substantially similar form as the letter of credit attached to this Sublease as Exhibit C-2; provided that any material variations from the form attached hereto as Exhibit C-2 will be subject to Sublandlord’s prior written consent; (iii) bear an expiry date not earlier than one (1) year from the date when such Replacement Letter of Credit is delivered to Sublandlord; and (iv) be in an amount not less than the Letter of Credit Amount. Upon the delivery to Sublandlord of a Replacement Letter of Credit as described in this Section 4, Sublandlord shall return to Subtenant the Initial Letter of Credit or any previous Replacement Letter of Credit then held by Sublandlord.
(d)    Proceeds of Draw. Subtenant acknowledges that (i) the Letter of Credit constitutes a separate and independent contract between Sublandlord and the Issuing Bank, (ii) Subtenant is not a third party beneficiary of such contract, (iii) Subtenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (iv) in the event Subtenant becomes a debtor under any chapter of the U.S. Bankruptcy Code (the “Bankruptcy Code”), neither Subtenant, any trustee, nor Subtenant 's bankruptcy estate shall have any right to restrict or limit Sublandlord 's claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Bankruptcy Code or otherwise. Sublandlord may immediately upon any draw permitted hereunder (and without notice to Subtenant except as may be expressly provided in this Sublease) apply or offset the proceeds of the Letter of Credit: (i) against any Rent payable by Subtenant under this Sublease that is not paid when due following any applicable notice and cure periods; (ii) against all losses and damages that Sublandlord has suffered or that Sublandlord reasonably estimates that it may suffer as a result of Subtenant’s failure to comply with one or more provisions of this Sublease, including any damages arising under section 1951.2 of the California Civil Code following termination of this Sublease, to the extent permitted by this Sublease; (iii) against any costs incurred by Sublandlord permitted to be reimbursed pursuant to this Sublease (including attorneys’ fees); and (iv) against any other amount that Sublandlord may spend or become obligated to spend by reason of Subtenant’s default for which Sublandlord shall be entitled to seek reimbursement in accordance with this Sublease. Subtenant (i) agrees that the proceeds of any draw by Sublandlord will not be deemed to be or treated as a "security deposit" under the Security Deposit Laws (defined below), and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. The amount of any proceeds of a draw upon the Letter of Credit received by Sublandlord, and not (a) applied against any Rent payable by Subtenant under this Lease that was not paid when due or (b) used to pay for any losses and/or damages suffered by Sublandlord (or reasonably estimated by Sublandlord that it will suffer) as a result of any breach or Default by Subtenant (the “Unused L-C Proceeds”), shall be paid by Sublandlord to Subtenant (x) upon receipt by Sublandlord of a Replacement Letter of Credit in the full Letter of Credit Amount, which Replacement Letter of Credit shall comply in all respects with the requirements of this Section 4, or (y) within thirty (30) days after the Final Letter of Credit Expiration Date; provided, however, that if prior to the Final Letter of Credit Expiration Date a voluntary petition is filed by Subtenant, or an involuntary petition is filed against Subtenant by any of Subtenant 's creditors, under the Bankruptcy Code, then Sublandlord shall not be obligated to make such payment in the amount of the Unused L-C Proceeds until either all preference issues relating to payments under this Sublease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed. Sublandlord’s obligations hereunder shall survive the expiration or earlier termination hereof.
(e)    Sublandlord’s Transfer. If Sublandlord conveys or transfers its interest in the Subleased Premises and, as a part of such conveyance or transfer, Sublandlord assigns its interest in this Sublease: (i) any Letter of Credit shall be transferred to Sublandlord’s successor; (ii) Sublandlord shall be released and discharged from any further liability to Subtenant with respect to such Letter of Credit; provided Sublandlord transfers such Letter of Credit to Sublandlord’s successor; and (iii) any Replacement Letter of Credit thereafter delivered by Subtenant shall state the name of the successor to Sublandlord as the beneficiary of such Replacement Letter of Credit and shall contain such modifications in the text of the Replacement Letter of Credit as are required to appropriately reflect the transfer of the interest of Sublandlord in the Premises.
(f)    Additional Covenants of Subtenant. If, as result of any application or use by Sublandlord of all or any part of the Letter of Credit, the amount of the Letter of Credit plus any cash proceeds previously drawn by Sublandlord and not applied pursuant to this Section 4 shall be less than the Letter of Credit Amount, Subtenant shall, within ten (10) business days after written demand, provide Sublandlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement or amended letter of credit in the total Letter of Credit Amount), and any such additional (or replacement or amended) letter of credit shall comply with all of the provisions of this Section 4; if Subtenant fails to timely comply with the foregoing, then notwithstanding anything to the contrary contained in this Sublease, the same shall constitute a Default by Subtenant without the necessity of additional notice or the passage of additional grace periods. Subtenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Sublandlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
(g)    Nature of Letter of Credit. Sublandlord and Subtenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code (as now existing or hereafter amended or succeeded, “Security Deposit Laws”), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceed thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.
5.    Use and Occupancy.
(a)    Use. The Subleased Premises shall be used and occupied only for general office and administrative use, and for no other use or purpose.
(b)    Services.
(i)    Janitorial Services. As of the Effective Date, Sublandlord (as opposed to Landlord), at Sublandlord’s sole cost and expense, provides janitorial services to the Subleased Premises. During the Sublease Term Subtenant will provide janitorial services to the Subleased Premises using Sublandlord’s janitorial contractor pursuant to a separate contract between Subtenant and Sublandlord’s janitorial contractor. Subtenant will be responsible for the cost of such janitorial service. Such services will be provided in a manner reasonably commensurate in scope, level of service and frequency of services with, and not less than the scope, level of service and frequency of service than, the services provided by Sublandlord to the portions of the Master Lease Premises occupied by Sublandlord (as shown on Sublandlord’s janitorial specifications attached hereto as Exhibit D) and in any event consistent with the operation of a LEED “Gold” building. Subtenant expressly acknowledges that if Subtenant requires additional or special janitorial services within the Subleased Premises over and above the janitorial services normally provided by Sublandlord on a daily basis, Sublandlord will not be obligated to provide such service but if Sublandlord does provide such service, Subtenant shall be solely responsible for the cost of such additional or special janitorial services, as Additional Rent hereunder.
(ii)    Electricity. Pursuant to the Master Lease, the cost of all electrical consumption in the Master Lease Premises is borne by Sublandlord. From and after the Commencement Date and thereafter during the Sublease Term, Subtenant shall be obligated to pay for the cost of electrical consumption in the Subleased Premises (i.e., such cost will not be included in Operating Costs). Sublandlord will invoice Subtenant, on a monthly basis, for the cost of the electrical consumption as shown either on an existing submeter(s) measuring electrical consumption in the Subleased Premises or a meter(s) to be installed by Sublandlord at Subtenant’s cost. Subtenant shall pay such costs as additional Rent hereunder within thirty (30) days following Sublandlord’s delivery of an invoice therefor to Subtenant.
(iii)    Excess Services. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as additional Rent hereunder, within thirty (30) days following Sublandlord’s delivery of an invoice, all sums which Sublandlord may be required to pay Landlord under the Master Lease arising out of a request by Subtenant for, or the use by Subtenant of, additional or over-standard Building services (for example, but not by way of limitation, charges associated with after-hour HVAC usage and overstandard utility charges and/or pest control) or any other Excess Services (as defined in Paragraph 7.a of the Original Master Lease).
(iv)    Specialized Rooms. If the Subleased Premises, as delivered by Sublandlord to Subtenant, includes either a so-called “IDF” room or one or more mechanical rooms which contain existing operating equipment or machinery (supplemental air conditioning units, DAS systems, etc.) (each, a “Specialized Room” and the equipment and machinery therein “Specialized Equipment”), Subtenant shall be responsible, from and after Delivery, for the maintenance and repair of all Specialized Equipment located in any such Specialized Room in accordance with the standards maintained by Sublandlord prior to Delivery. In connection therewith, Subtenant will enter into appropriate maintenance contracts reasonably approved by Sublandlord with respect to such Specialized Equipment with a contractor or contractors approved in advance by Sublandlord (Sublandlord reserves the right to specify specific maintenance and repair contractors where, in Sublandlord’s good faith opinion, maintaining the continuity of maintenance/repair contractors is necessary for the proper upkeep of the Specialized Equipment in question and/or maintaining any applicable warranties related to such Specialized Equipment, provided that such contractors offer services at commercially reasonable rates for entities of similar skill, experience, insurance coverage and union affiliation in the San Francisco market). Subtenant will bear all costs associated with such maintenance and repair. In connection therewith, Subtenant will keep reasonably detailed records and logs of all such maintenance and repair, and upon request by Sublandlord, will make such maintenance and repair records and logs available for review by Sublandlord. Prior to the Commencement Date Sublandlord will provide Subtenant with access to Sublandlord’s complete maintenance records and logs relating to such equipment. If at any time Sublandlord determines that Subtenant is not performing its maintenance and repair obligations as described herein, Sublandlord shall have the right to notify Subtenant and, if Subtenant does not commence such maintenance within ten (10) business days thereafter (or immediately thereafter in the case of emergency, as specified in Sublandlord’s notice to Subtenant) Sublandlord shall have the right to enter the Subleased Premises and the Specialized Room in question in order to perform such maintenance and repair obligations and the cost of any such work, together with a fee of five percent (5%) of such cost, will be borne by Subtenant as additional Rent hereunder.
(v)    Rules and Regulations. In addition to the Rules and Regulations attached to and made a part of the Master Lease, Subtenant will comply with the commercially reasonable rules and regulations issued (and reasonably modified) from time to time by Sublandlord regarding food services and food deliveries to the Subleased Premises, security protocols at the Building, other deliveries to the Subleased Premises as well as vendor/contractor entry/access to the Building and the Subleased Premises. Sublandlord’s current rules and regulations are attached hereto as Exhibit E. In the event of any clear conflict between the terms of this Sublease and the terms of the rules and regulations attached hereto, the terms of this Sublease will control.
(c)    Compliance with Master Lease. Subtenant will occupy the Subleased Premises in accordance with the terms of the Master Lease and will not suffer to be done, or omit to do, any act which may result in a violation of or a default under the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Subtenant will indemnify, defend, protect and hold Sublandlord harmless from and against any loss, cost, damage or liability (including reasonable attorneys’ fees) of any kind or nature arising out of, by reason of, or resulting from, Subtenant’s failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease. Sublandlord will comply with the terms of the Master Lease and will not take any action which shall result in an “Event of Default” by Sublandlord, as tenant, under the Master Lease, or permit the termination of the Master Lease as a result of any breach or “Event of Default” by Sublandlord (provided that Sublandlord will not be deemed to be in violation of this clause if such breach or “Event of Default” results from any act or omission of Subtenant).
(d)    Landlord’s Obligations. Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease, and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance (except with respect to Sublandlord’s obligation to pay Monthly Rent (as defined in the Master Lease) to Landlord in accordance with the terms of the Master Lease, in which case Subtenant shall look to Sublandlord). In addition, Sublandlord shall have no obligation to perform any repairs or any other obligations of Landlord under the Master Lease, nor shall any representations or warranties made by Landlord under the Master Lease be deemed to have been made by Sublandlord. Sublandlord shall not be responsible for any failure or interruption of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (a) abatement, diminution or reduction of Subtenant’s obligations under this Sublease (provided that if Sublandlord is entitled to an abatement of Rent payable under the Master Lease with respect to the Subleased Premises as a result of an interruption in services, or Landlord’s failure to provide such services, to the Subleased Premises, including, without limitation, pursuant to Paragraphs 17.e or 23 of the Original Master Lease, Subtenant will be entitled to a parallel abatement of the Rent payable hereunder), or (b) liability on the part of Sublandlord. Notwithstanding the foregoing, if the Subleased Premises, or a material portion of the Subleased Premises, are made untenantable for a period in excess of five (5) consecutive business days following Subtenant’s notice to Sublandlord of the occurrence of a service interruption as a result of a service interruption that is reasonably within the control of Sublandlord to correct or which is caused by Sublandlord’s gross negligence or willful misconduct (and through no fault of Subtenant) and provided that Subtenant in fact cannot and does not use the Subleased Premises (or such portion) as a consequence of such service interruption, then Subtenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the sixth (6th) consecutive business day following Subtenant’s notice to Sublandlord of the service interruption and ending on the day such service has been restored. Notwithstanding the foregoing, if Landlord shall default in any of its obligations to perform services with respect to the Subleased Premises, Sublandlord shall use good faith efforts, under the circumstances, to seek Landlord’s performance upon Subtenant’s request to Sublandlord to do so and shall thereafter seek such performance on the part of Landlord; the foregoing provisions of this sentence shall in no event be deemed to require

Sublandlord to commence any legal proceeding, arbitration or any other similar form of process unless Sublandlord, in Sublandlord’s good faith discretion, determines that commencement of such action is necessary and appropriate.
(e)    Access. Sublandlord will leave the existing card readers and cameras in (and governing access to) the Subleased Premises in place, but will remove the security “head end” system and Subtenant will be required to install its own such system (subject to the consent of Landlord and Sublandlord, provided, however, if Landlord consents to the installation of such systems, Sublandlord shall not unreasonably withhold, condition or delay its consent therefor). If Subtenant desires to have only one card governing all access (i.e., both to the Building and the Subleased Premises), Subtenant must use an iClass SE or “proxy card”. If not, a separate badge will be issued at Subtenant’s cost (initial badges and replacement badges) by Sublandlord to provide access to the Building, garage, turnstiles, and elevators.
(f)    Bicycle Parking. Bicycle parking is available in the lower level of the Building on a first come-first serve basis. No bicycles are permitted in the Building’s elevators or in the Subleased Premises, and is controlled by Landlord, not Sublandlord. Sublandlord will have no liability to Subtenant for any lack of accessibility of bicycle parking space.
(g)    Access to Building Stairwell. Subject to Landlord's prior written approval and to Landlord’s and Sublandlord’s rules and regulations (as the same may be revised from time to time) and any and all laws, the original Subtenant named herein only shall have the non- exclusive right (the “Stairwell Right”) during the Sublease Term to allow its employees and business visitors to use the Building stairwell between the full floors of the Building which comprise the Subleased Premises (the “Stairwell”) solely for purposes of ingress and egress from and between on such floors of the Building. Subject to Landlord’s and Sublandlord’s approval (and Sublandlord hereby agrees that if Landlord has granted its approval of the Stairwell Security System (as defined below), Sublandlord shall not unreasonably withhold, condition or delay its approval therefor) and to all applicable laws, Subtenant, at its sole cost and expense, may install and maintain a separate security access system (the “Stairwell Security System”) on the interior of the Stairwell which will limit Stairwell access to the Subleased Premises to Landlord's, Sublandlord’s and Subtenant's authorized users; any such Stairwell Security System must be compatible with any card readers and badge system currently installed within the Subleased Premises which govern access to the Stairwell and must be approved in advance by Sublandlord’s head of security services. Subtenant will have no right to (i) perform upgrades or modifications to the finishes, fixtures or improvements in the Stairwell or (ii) alter or change the Stairwell in any manner whatsoever except for Subtenant’s installation of the Stairwell Security System as described herein. Subtenant's use of the Stairwell shall not disturb the use and quiet enjoyment of other occupants in the Building. No loitering is permitted in the Stairwell, and no food or beverages may be consumed or carried in the Stairwell. No smoking is permitted in the Stairwell. Subtenant will not place any personal property, furniture, etc., in the Stairwell. Any business visitors of Subtenant who use the Stairwell must be accompanied by an employee of Subtenant during any such access. The incremental cost of cleaning and maintenance, to the extent greater than the standard cleaning and maintenance costs of the Stairwell performed by Landlord or Sublandlord and arising from Subtenant's use of the Stairwell shall be reimbursed to Landlord or Sublandlord (as additional Rent), as applicable, by

Subtenant within thirty (30) days following demand therefor. Subtenant’s use of the Stairwell and the installation, operation and maintenance of the Stairwell Security System shall be at Subtenant's sole risk and Landlord and Sublandlord will have no liability whatsoever in connection therewith. Accordingly, Subtenant will defend, indemnify and hold Landlord and Sublandlord harmless from and against any and all loss, cost, liability or damage arising from Subtenant's use of the Stairwell (except to the extent arising as a result of the gross negligence or willful misconduct of Sublandlord or Landlord) and/or from the installation, operation and maintenance of the Stairwell Security System. The right set forth in this Section 5(g) is personal to the original Subtenant only and may not be subleased or assigned except to a subtenant or assignee meeting the qualifications set forth in Paragraph 13.h of the Original Master Lease (as modified for incorporation by reference herein as described in Section 7 below).
6.    Master Lease and Sublease Terms.
(a)    Subject to Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease. Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease. During the Sublease Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertain to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease document shall control over the Master Lease.
(b)    Incorporation of Terms of Master Lease. The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Landlord” is used it shall be deemed to mean Sublandlord and wherever in the Master Lease the word “Tenant” is used it shall be deemed to mean Subtenant. Additionally, wherever in the Master Lease the word “Premises” is used it shall be deemed to mean the Subleased Premises. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease (a) of access or inspection, (b) to do work in the Master Lease Premises (inclusive of the Subleased Premises) or in the Building, (c) to impose or enforce rules and regulations, and construction standards, as updated from time to time, which are incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.

(c)    Modifications. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:
(i)    Approvals. In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.
(ii)    Deliveries. In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.
(iii)    Damage; Condemnation. Sublandlord shall have no obligation to restore or rebuild any portion of the Subleased Premises after any destruction or taking by eminent domain. Any rights of Subtenant to abatement of rent shall be conditioned upon and limited to Sublandlord’s ability to abate rent for the Subleased Premises under the terms of the Master Lease.
(iv)    Insurance. In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy. Sublandlord shall have no obligation to maintain the insurance to be maintained by Landlord under the Master Lease.
(d)    Exclusions. Notwithstanding the terms of Section 6(b) above, Subtenant shall have no rights nor obligations under the following parts, Sections and Exhibits of the Master Lease:
(i)    Original Master Lease: Paragraph 1 (except the second grammatical paragraph of Paragraph 1), Paragraph 2 (except Paragraph 2.g), Paragraphs 3, 4, 5 (except Paragraph 5.c), 6, 7.b.ii, 7.e, 7.f, 7.h, 9.a (all of first grammatical paragraph only except initial two (2) sentences), Paragraph 9.b (limitation of the right to require removal of Alterations to Specialty Alterations only, it being acknowledged that Subtenant will be required to remove any Subtenant Improvements (defined in Section 14(b)(i) below) unless Sublandlord waives such removal obligation as described in Section 14(a) below), Paragraph 13.d (fifth (5th) through seventh (7th) sentences only, Paragraphs 13.i, 20.a (reference to “Specialty Alterations” only, which will be deemed a reference to “Alterations” for the purpose of inclusion into this Sublease by reference), 20.b (which is superseded by Section 16 below), 25.a.1, 25.a.9, 25.b.6, 33, 34, 39, 45, 47, 52, 53, 58, 59, 60, 61, 63, 64, 65, 66, Exhibit A, Exhibit C, Exhibit D, Exhibit E, Exhibit F, Exhibit H, Exhibit I, Exhibit J, Exhibit K, Exhibit K-1 and Exhibit L;
(ii)    First Amendment: All except Paragraph 10 (Subtenant acknowledges that it will have no right to bring pet dogs, with the exception of service dogs into the Subleased Premises or the Building);
(iii)    Second Amendment: All; and

(iv)    Third Amendment: All.
(e)    Non-Disturbance Agreement. Sublandlord acknowledges that Subtenant may desire to request that Landlord agree to recognize Subtenant as a “direct” tenant of Landlord in the event of a termination of the Master Lease prior to the scheduled Expiration Date (any such agreement a “Non-Disturbance Agreement”). Subtenant expressly acknowledges that Sublandlord has no ability to require Landlord to provide a Non-Disturbance Agreement to Subtenant, nor shall this Sublease, or a commencement of Subtenant’s obligations hereunder, be conditioned upon Subtenant’s receipt of a Non-Disturbance Agreement. Notwithstanding the foregoing, Sublandlord agrees to use reasonable efforts to assist Subtenant in attempting to obtain a Non-Disturbance Agreement, provided that Subtenant shall bear any third-party costs incurred by Sublandlord in such effort, including without limitation, Sublandlord’s commercially reasonable attorneys’ fees and costs associated therewith.
7.    Assignment and Subletting. Subtenant shall not assign Subtenant’s interest in this Sublease or further sublet all or any part of the Subleased Premises except subject to and in compliance with all of the terms and conditions of the Master Lease, and Sublandlord (in addition to Landlord) shall have the same rights with respect to assignment and subleasing as Landlord has under the Master Lease. Notwithstanding the foregoing, for the purposes of the incorporation of Paragraph 13.h of the Original Master Lease into this Sublease, clause (ii) shall be deemed deleted and replaced with the following: “The Affiliate’s net worth (as demonstrated by Subtenant to Sublandlord’s reasonable satisfaction) is equal to or greater than the greater of (x) Subtenant’s net worth as of the Effective Date and (y) Subtenant’s net worth as of the date immediately preceding such sublease or assignment”. Subtenant shall pay all fees and costs payable to Landlord pursuant to the Master Lease in connection with any proposed assignment, sublease or transfer of the Subleased Premises (or any portion), together with all of Sublandlord’s reasonable out-of-pocket costs (as evidenced by invoices), relating to any proposed assignment, sublease or transfer of the Subleased Premises (or any portion), regardless of whether consent is granted (or is required), and the effectiveness of any assignment, sublease or transfer by Subtenant shall be conditioned upon Landlord’s and Sublandlord’s receipt of all such fees and costs. Notwithstanding the foregoing, provided that Subtenant (and/or Subtenant’s proposed assignee or subtenant) does not request material changes to Sublandlord’s form of consent to any such assignment, sublease or transfer, or require or request amendments to this Sublease in connection with such assignment, sublease or transfer or otherwise engage in material negotiations of Sublandlord’s consent, Sublandlord’s out-of-pocket costs will not exceed $2,500.00 (the foregoing limit does not apply to any costs imposed by Landlord in connection with any such proposed assignment, sublease or transfer); if, however, Sublandlord incurs costs in excess of $2,500.00 as a consequence of Subtenant or Subtenant’s assignee or subtenant requesting changes to this Sublease, Sublandlord’s form of consent, or other material negotiations or either such document, then the foregoing limitation will not apply. Subtenant agrees that it would be reasonable for Sublandlord to refuse to consent to any assignment of this Sublease or a sub-subletting of the Subleased Premises to a Competitor (defined below) of Sublandlord or an Affiliate of any such Competitor. If, at any time, Subtenant desires to sublease all or any portion of the Subleased Premises or assign its interest in this Sublease to an entity, to a particular entity and desires to have Landlord determine whether such entity is a Competitor,

Subtenant may deliver notice to Sublandlord stating the identity of the proposed assignee or subtenant and Sublandlord will notify Subtenant whether such entity is a Competitor. As used herein, a “Competitor” is an entity (or an affiliate of an entity) which Sublandlord in good faith deems to be a business competitor of Sublandlord or any of Sublandlord’s affiliates. If, at any time, Subtenant initially determines that it desires to sublease all or any portion of the Subleased Premises, Subtenant may deliver notice to Sublandlord stating that Subtenant is commencing the process of marketing all or any portion of the Subleased Premises for sublease purposes and desires to receive a list of entities which Sublandlord deems to be a Competitor. Within ten (10) business days following Subtenant’s delivery of such notice to Sublandlord, Sublandlord will respond to Subtenant setting forth a list of Competitors, which list cannot contain more than ten (10) Competitors. Sublandlord shall, thereafter, have the right to modify Sublandlord’s list of Competitors from time to time, but no more often than once in any six (6) month period.
8.    Default. It shall constitute a “Default” hereunder if Subtenant fails to perform any obligation hereunder (including, without limitation, the obligation to pay Rent), or any obligation under the Master Lease which has been incorporated herein by reference, and, in each instance, Subtenant has not remedied such failure (i) in the case of any monetary default, three (3) business days after delivery of written notice from Sublandlord to Subtenant of such monetary default and (ii) in the case of any other non-monetary defaults, twenty (20) calendar days after delivery of written notice from Sublandlord to Subtenant, provided, however, that if the Default is incapable of cure within ten (10) days, then for so long as Sublandlord has not received notice from Landlord stating that Landlord will treat such Default as an “Event of Default” under the Master Lease, Subtenant shall not be in Default hereunder if Subtenant commences the cure within the ten (10) day period and thereafter diligently prosecutes the cure to completion; however, if at any time Sublandlord receives notice from Landlord that the Default will be treated as an “Event of Default” under the Master Lease, Subtenant’s cure period will immediately be deemed to expire ten (10) days before the date of expiration of Sublandlord’s cure period as set forth in Landlord’s notice of default to Sublandlord.
9.    Remedies. In the event of any Default hereunder by Subtenant, Sublandlord shall have all remedies provided to the “Landlord” in the Master Lease as if a default had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Sublandlord may resort to its remedies cumulatively or in the alternative.
10.    Right to Cure Defaults. If Subtenant fails to perform any of its obligations under this Sublease after expiration of applicable grace or cure periods, then Sublandlord may, but shall not be obligated to, perform any such obligations for Subtenant’s account. All reasonable costs and expenses incurred by Sublandlord in performing any such act for the account of Subtenant shall be deemed Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate allowable under law from the date of the expenditure until repaid. If Sublandlord undertakes to perform any of Subtenant’s obligations for the account of Subtenant pursuant hereto, the taking of such action shall not constitute a waiver of any of Sublandlord’s remedies.
11.    Consents and Approvals. In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord. Except as otherwise provided herein, Sublandlord shall not unreasonably withhold, condition or delay its consent to or approval of a matter if such consent or approval is required under the provisions of the Master Lease and Landlord has consented to or approved of such matter. At the request of Subtenant, Sublandlord will use diligent efforts to apply to Landlord for any such approval or consent within five (5) business days following Subtenant’s request.
12.    Liability.
(a)    Sublandlord. Notwithstanding any other term or provision of this Sublease, the liability of Sublandlord to Subtenant for any default in Sublandlord’s obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Subtenant, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Sublandlord (or otherwise be indemnified by Sublandlord) for (a) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and /or assigns to perform or cause to be performed Landlord’s obligations under the Master Lease, (b) lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason, or (c) any damages or other liability arising from or incurred in connection with the condition of the Subleased Premises or suitability of the Subleased Premises for Subtenant’s intended uses. Subtenant shall, however, have the right to seek any injunctive or other equitable remedies as may be available to Subtenant under applicable law. Notwithstanding any other term or provision of this Sublease, no personal liability shall at any time be asserted or enforceable against Sublandlord’s shareholders, directors, officers, or partners on account of any of Sublandlord’s obligations or actions under this Sublease. In the event of any assignment or transfer of the Sublandlord’s interest under this Sublease, which assignment or transfer may occur at any time during the Sublease Term in Sublandlord’s sole discretion, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder accruing subsequent to the date of the transfer and it shall be deemed and construed, without further agreement between the parties hereto, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder; provided that Sublandlord transfers and delivers any then existing Security Deposit or Letter of Credit to the transferee of Sublandlord’s interest in this Sublease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.
(b)    Subtenant. Notwithstanding any other term or provision of this Sublease, except with respect to (x) any violation by Subtenant of the provisions of the Master Lease, as incorporated herein, regarding Hazardous Materials and (y) any holding over in all or any portion of the Subleased Premises beyond the expiration or sooner termination of this Sublease by Subtenant, the liability of Subtenant to Sublandlord for any default in Subtenant’s obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Sublandlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Subtenant (or otherwise be indemnified by Subtenant) for lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason.
13.    Attorneys’ Fees. If Sublandlord or Subtenant brings an action to enforce the terms hereof or to declare rights hereunder, then the prevailing party in such action shall be entitled to receive and reimbursed from the other party all costs associated therewith, including, without limitation, reasonable attorney’s fees and costs incurred by such prevailing party in such action. Without limiting the generality of the foregoing, if Sublandlord utilizes the services of an attorney for the purpose of collecting any Rent which is due and unpaid by Subtenant, Subtenant agrees to pay Sublandlord reasonable actual attorneys’ fees for such services, irrespective of whether any legal action may be commenced or filed by Sublandlord. The parties’ obligations hereunder shall survive the expiration or earlier termination hereof.
14.    Delivery of Possession.
(a)    Generally; Sublandlord’s Work. Sublandlord shall deliver, and Subtenant shall accept, possession of the Subleased Premises (and, if applicable, the Expansion Space) in their “AS IS” broom clean condition as (i) the Subleased Premises exists on the Early Access Date, and (ii) if applicable, the Expansion Space exists on the early access date for the Expansion Space, except as expressly set forth herein. Sublandlord makes no representation or warranty to Subtenant as to the condition of the Subleased Premises (or the Expansion Space), the suitability of the Subleased Premises or Expansion Space for Subtenant’s use, or the compliance of the same with applicable laws or codes; provided, however, that Sublandlord will remove all of Sublandlord’s branding, lettering and signs from the Subleased Premises and, if applicable, the Expansion Space on or before the respective commencement for such space. Subtenant expressly acknowledges that any drawings or “as built” plans for all or any portion of the Subleased Premises which are provided by Sublandlord to Subtenant are provided without representation or warranty, and that it is Subtenant’s obligation to field verify all conditions within the Subleased Premises; Sublandlord will have no liability to Subtenant for inaccuracies in any such drawings or plans. In connection therewith, Sublandlord shall leave the existing cabling located in the Subleased Premises and Expansion Space in place and available for use by Subtenant (but Sublandlord will remove all network equipment [i.e., WAPS network gear and IDF’s, etc.]), but Sublandlord does not represent or warrant that any such cabling is suitable for Subtenant’s use. No improvement allowance is being provided to Subtenant by Sublandlord pursuant to the provisions of this Sublease. Sublandlord shall have no obligation to furnish or render or supply or pay for any work, labor, services, materials, furniture (except the Furniture, defined below), fixtures, equipment, decorations or other items to make the Subleased Premises or Expansion Space ready or suitable for Subtenant’s occupancy. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises, Expansion Space or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the common areas of the Building and Sublandlord covenants that Subtenant will have opportunity for the full and complete investigation, examination and inspection for the Expansion Space prior to the Expansion Date. Subtenant acknowledges that it is not authorized to make or perform any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease and that upon termination of the Sublease, Subtenant may be required by Sublandlord to deliver the Subleased Premises to Sublandlord in the condition existing as of the Commencement Date, reasonable wear and tear excepted. Prior to the expiration or termination of this Sublease, Subtenant shall be obligated to remove from the Subleased Premises all Subtenant Improvements except for those which Landlord and Sublandlord have expressly agreed in writing will not require removal, however Subtenant may, in writing, concurrently with Subtenant’s submission of any proposed Subtenant Improvements to Sublandlord for approval, request that Sublandlord also notify Subtenant as to whether such Subtenant Improvements (if approved) will be required to be removed at the expiration or sooner termination of this Sublease and, in such event, provided that Sublandlord approves such Subtenant Improvement(s), Sublandlord will, concurrently with such approval, so notify Subtenant as to whether any or all of such Subtenant Improvements will be required to be removed at the expiration or sooner termination of this Sublease. Sublandlord’s determination as described in the immediately preceding sentence will in no event bind Landlord, whose right to require the removal of any such Subtenant Improvements shall be subject to the provisions of the Master Lease. In any event, at Subtenant’s cost, Subtenant will remove all telecommunications and data cabling installed in or about the Subleased Premises by Subtenant.
(b)    Subtenant’s Improvements.
(i)    Generally. If Subtenant desires to modify the Subleased Premises in any way and/or construct improvements within the Subleased Premises (“Subtenant Improvements”), all Subtenant Improvements will be carried out in accordance with the applicable provisions of the Master Lease and Landlord’s then-current construction guidelines. Sublandlord (in addition to Landlord) will have the right to approve the plans, specifications and contractor submittals for any proposed Subtenant Improvements, as well as any architects/designers and contractors whom Subtenant proposes to retain to perform such work. Subtenant will submit all such information for Sublandlord’s review and written approval prior to commencement of any such work; Sublandlord will similarly submit such information to Landlord for review and approval. Sublandlord will use commercially reasonable efforts to provide Sublandlord with its approval decision within ten (10) business days following receipt of Subtenant’s request therefor accompanied by Subtenant’s Plans (as defined in Paragraph 9.a of the Original Master Lease). Subtenant will bear all costs imposed by Landlord under the Master Lease, as well as all costs incurred by Sublandlord, in connection with any Subtenant Improvements. Promptly following the completion of any Subtenant Improvements or subsequent alterations or additions by or on behalf of Subtenant, Subtenant will deliver to Sublandlord two (2) sets of reproducible “as built” drawings of such work, together with a CAD file of the “as-built” drawings meeting Sublandlord’s CAD Format Requirements (defined below). Subtenant acknowledges that it is not authorized to make or perform any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease and that upon termination of this Sublease, Subtenant may be obligated to remove from the Subleased Premises any Alterations (as defined in the Master Lease) constructed therein by Subtenant (and to restore the applicable area(s) to its (their)

condition existing prior to the installation of such Alterations by Subtenant, reasonable wear and tear and damage by casualty excepted) unless Landlord and Sublandlord elect otherwise as described in Section 14(a) above. For the avoidance of doubt, Subtenant shall not be obligated to remove (or liable for any costs incurred in connection thereto) from the Subleased Premises or Expansion Space, respectively, any Alterations constructed prior to the Early Access Date for the Subleased Premises or Expansion Space, as applicable. As used herein, “Sublandlord’s CAD Format Requirements” shall mean, as of the Effective Date (but subject to subsequent adjustment) (a) the version is no later than current Autodesk version of AutoCAD plus the most recent release version, (b) files must be unlocked and fully accessible (no “cad-lock”, read-only, password protected or “signature” files), (c) files must be in “.dwg” format, (d) if the data was electronically in a non-Autodesk product, then files must be converted into “‘.dwg” files when given to Sublandlord.
(ii)    Code-Required Work. If the performance of any Subtenant Improvements or other work by Subtenant within the Subleased Premises or the Building “triggers” a requirement for code-related upgrades to or improvements of any portion of the Building, Subtenant shall be responsible for the cost of such code-required upgrades or improvements.
15.    Furniture. During the Sublease Term, at no charge to Subtenant, Subtenant shall be permitted to use the existing furniture and kitchen/pantry equipment located in the Subleased Premises and described in more particular detail in Exhibit F attached hereto, as well as all equipment and data cabling associated therewith (the “Furniture”), however, with respect to the Furniture depicted in Exhibit F attached hereto which is located on the seventh (7th) floor of the Building (i.e., the Expansion Space), the parties acknowledge that the depicted Furniture consists of the items located therein as of the Effective Date, and that a third party subtenant will be occupying the Expansion Space prior to Sublandlord’s occupancy of the Expansion Space (assuming Sublandlord exercises the Expansion Option), and that Sublandlord’s obligation to deliver such Furniture to Subtenant, and Subtenant’s obligation to accept such Furniture in its current condition, are both dependent upon Sublandlord’s 7th floor subtenant returning all Furniture located on the seventh (7th) floor in good condition and repair; to the extent that if such subtenant fails to do so, Sublandlord will use reasonable efforts to enforce any rights it may have to require such subtenant to replace any missing or damaged items of Furniture with an appropriate item in acceptable condition. Subtenant shall accept the Furniture in its current condition without any warranty of fitness from Sublandlord (Subtenant expressly acknowledges that no warranty is made by Sublandlord with respect to the condition of any cabling currently located in or serving the Subleased Premises). Sublandlord represents and warrants that it has clean title to the Furniture without any encumbrances or liens by any other party. For purposes of documenting the current condition of the Furniture, Subtenant and Sublandlord shall, prior to the Commencement Date and Expansion Date, as applicable, conduct a joint walk-through of the Subleased Premises and Expansion Space, as applicable, in order to inventory items of damage or disrepair. Subtenant shall use the Furniture only for the purposes for which such Furniture is intended and shall be responsible for the proper maintenance, insurance, care and repair of the Furniture, at Subtenant’s sole cost and expense, using maintenance contractors specified by Sublandlord. Subtenant shall not modify, reconfigure or relocate any of the Furniture except with the advance written permission of Sublandlord (which shall not be unreasonably withheld, conditioned or delayed), and any work of modifying any Furniture (including, without limitation, changing the configuration of, “breaking down” or reassembly of cubicles or other modular furniture) shall be performed at Subtenant’s sole cost using Sublandlord’s specified vendors or an alternate vendor approved in writing by Sublandlord (such approval to be granted or withheld on Sublandlord’s good faith discretion, based upon Sublandlord’s assessment of factors which include, without limitation, whether the performance by such vendor will void applicable warranties for such Furniture and whether such vendor is sufficiently experienced in the design of such Furniture). No item of Furniture shall be removed from the Subleased Premises without Sublandlord’s prior written consent; which consent may be conditioned upon Subtenant using Sublandlord’s preferred contractor for the purposes of any such removal, and storing any removed Furniture in a storage facility specified by Sublandlord, and returning and re-installing such Furniture in the Subleased Premises (using a contractor specified by Sublandlord) upon the expiration or termination of this Sublease, all at Subtenant’s sole cost and expense, to be paid as additional Rent hereunder; provided, however, that if such preferred contractors and storage facilities offer their services at rates that materially exceed commercially reasonable prices for similar San Francisco vendors of equivalent skill, experience, insurance coverage, union affiliation and, in the case of storage facilities, security features, and, further, provided that in Sublandlord’s good faith determination the use of an alternate contractor/facility will not void any warranties with respect to the Furniture in question, Subtenant may use other contractors and storage facilities reasonably approved in writing by Sublandlord. Prior to or promptly following the expiration or earlier termination of this Sublease, Sublandlord shall conduct a walk-through of the Subleased Premises to catalog any items of damage, disrepair, misuse or loss among the Furniture (reasonable wear and tear and damage due to casualty excepted), and Subtenant shall be responsible, at Subtenant’s sole cost and expense, for curing any such items (including, with respect to loss, replacing any lost item with a substantially similar new item reasonably acceptable to Sublandlord).
16.    Holding Over. If Subtenant fails to surrender the Subleased Premises at the expiration or earlier termination of this Sublease, occupancy of the Subleased Premises after the termination or expiration shall be that of a tenancy at sufferance. Subtenant’s occupancy of the Subleased Premises during any holdover shall be subject to all the terms and provisions of this Sublease and, additionally, Subtenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover; provided, however, that if such holdover continues for a period in excess of thirty (30) days, then from and after such thirtieth (30th) day, Subtenant shall pay an amount (on a per month basis without reduction for partial month during the holdover) equal to two hundred percent (200%) of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Subtenant or payment by Subtenant after the expiration or early termination of this Sublease shall be construed to extend the Sublease Term or prevent Sublandlord from immediate recovery of possession of the Subleased Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, Subtenant shall be liable to Sublandlord for all damages, including, without limitation, consequential damages, that Sublandlord suffers as a result of any such holdover; Subtenant expressly acknowledges that such damages may include any “holdover” rent that Sublandlord is required to pay and actually pays to Landlord under the Master Lease as a result of Subtenant’s holdover in excess of any holdover rent due and payable by Subtenant under this Section 16.
17.    Signage. Subject to the approval of Landlord and Sublandlord (and Sublandlord hereby agrees that if Landlord approves of the installation of such Building-standard signage, Sublandlord shall not unreasonably withhold, condition or delay its approval therefor), Subtenant shall have the right to (and Sublandlord, on behalf of Subtenant, shall request that Landlord) install Building-standard signage identifying Subtenant in the floor elevator lobbies on the floors on which the Subleased Premises are located and shall further have the right to Building-standard ground floor lobby directory signage/identification, all at Subtenant’s sole cost and expense, and will have the right to have its name installed in any electronic directory in the Building lobby. All such signage will be removed at Subtenant’s cost at the expiration or sooner termination of the Sublease. For the avoidance of doubt, Subtenant shall not be obligated to remove from the Subleased Premises (or liable for any costs incurred in connection with the removal thereof) any signage installed by or on behalf of Sublandlord existing as of the Commencement Date.
18.    Notices: Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States certified mail, return receipt requested, addressed: (i) if to Sublandlord, at the following addresses:

Twitter, Inc.
1355 Market Street, Suite 900
San Francisco, California 94103
	Attn:	Legal Department (Real Estate)

with a copy to:
Twitter, Inc.
1355 Market Street, Suite 900
San Francisco, California 94103
	Attn:	Director of Global Real Estate

with a copy to:
Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, California 94111
	Attn:	Jonathan M. Kennedy/ Kathleen K. Bryski

with a copy to:
Twitter, Inc.
c/o Portfolio Solutions Group-Twitter
Dept. #101249
P.O. Box 87618
Chicago, Illinois 60680-0618
and (ii) if to Subtenant, at the following address:

Prior to Commencement Date:

NerdWallet, Inc.
901 Market Street
San Francisco, CA 94103
Attention: General Counsel

Following Commencement Date:

NerdWallet, Inc.
1 Tenth Street, [__ Fl]
San Francisco, CA 94103
Attention: General Counsel

with a copy to:
Cooley LLP
101 California Street, 5th Floor
San Francisco, California 94111
	Attn:	Anna B. Pope, Esq.
or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier, and if mailed by United States certified mail, three (3) business days following such mailing in accordance with this Section.
19.    Brokers. Subtenant represents that it has dealt directly with and only with Cushman & Wakefield of California, Inc. (“Subtenant’s Broker”), as a broker in connection with this Sublease. Sublandlord represents that it has dealt directly with and only with CRESA San Francisco (“Sublandlord’s Broker”), as a broker in connection with this Sublease. Sublandlord and Subtenant shall indemnify and hold each other harmless from all claims of any brokers other than Subtenant’s Broker and Sublandlord’s Broker claiming to have represented Sublandlord or Subtenant in connection with this Sublease. Subtenant and Sublandlord agree that Subtenant’s Broker and Sublandlord’s Broker shall be paid commissions by Sublandlord in connection with this Sublease pursuant to a separate agreement. The parties’ obligations under this Section 19 shall survive the expiration or earlier termination hereof.
20.    Parking. During the Sublease Term, Subtenant shall have the right to 1 space per every 6,000 RSF in the Subleased Premises (which equates to 17 spaces on the Commencement Date, with appropriate increases on the Expansion Date, if applicable), subject to Landlord’s consent thereto. Subtenant shall bear all cost incurred pursuant to the Master Lease in connection with such parking spaces as additional Rent hereunder, and shall comply with the terms and conditions of the Master Lease regarding the use of any such parking spaces. If Subtenant does not use any such spaces, any unused spaces will be deemed forfeited by Subtenant.
21.    Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.
22.    CASp. The Subleased Premises has not undergone an inspection by a Certified Access Specialist (CASp). This notice is given pursuant to California Civil Code Section 1938.
23.    Confidentiality. Subtenant acknowledges that the content of this Sublease and any related documents (including, without limitation, the terms and conditions of the Master Lease) are confidential information. Sublandlord and Subtenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than their respective financial, legal and space planning consultants, or their respective directors, officers, employees, attorneys, or accountants, to potential sub-subtenants (in the case of Subtenant), to Landlord and Landlord’s lenders (in the case of Sublandlord) and to potential assignees of the Master Lease or this Sublease, or to the extent that disclosure is mandated by applicable laws. Notwithstanding the foregoing, the restriction on disclosure described in this Section 23 will not apply with respect to (i) information which is or becomes generally available to the public other than as a result of a disclosure by a party hereto, or (ii) the inclusion by either party of a reference to this Sublease and/or information regarding the rent payable hereunder in such party’s financial statement(s) which are compiled in a normal course of such party’s business (and the subsequent submission of such financial statements to governmental authorities as required by applicable law and/or potential investors).
24.    Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.
25.    USA Patriot Act Disclosures. Subtenant is currently in compliance with and shall at all times during the Sublease Term remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.
26.    Counterparts. This Sublease may be executed in multiple counterparts, each of which is deemed an original but which together constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all of the parties hereto. This Sublease may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this Sublease signed by the other party to the same extent as if such party had received an original counterpart.
27.    Due Authorization. Each party represents and warrants to the other party that (i) each party, on its own behalf, has all necessary power and authority to execute and deliver this Sublease, to perform its respective obligations hereunder, and to consummate the transactions contemplated hereunder, (ii) no other proceedings on the part of any party are necessary to authorize the execution and delivery of this Sublease or to consummate the transactions contemplated hereunder and (iii) this Sublease has been duly and validly executed and delivered by each party hereto and shall constitute a valid, legal and binding agreement of each of respective party, enforceable against each party in accordance with and subject to the terms and conditions of this Sublease.
28.    Third Floor Expansion. The parties acknowledge that Subtenant desires to expand the Subleased Premises to include a portion of the third (3rd) floor of the Building and Sublandlord similarly desires to sublease a portion of the third (3rd) floor of the Building, but is only willing to do so if the applicable portion of the third (3rd) floor of the Building is configured and demised in a manner such that Sublandlord’s subleasing of such space will not trigger on the part of Landlord under the Master Lease to recapture any portion of the Master Lease Premises. As of the Effective Date, Sublandlord and Subtenant have not agreed upon a mutually acceptable configuration of the applicable portion of the third (3rd) floor of the

Building but agree that if, Sublandlord and Subtenant so agree upon any such configuration, the parties’ willingness to enter into an amendment to this Sublease adding such third (3rd) floor to the Subleased Premises will also be conditioned upon Landlord’s agreement that such configuration will not trigger Landlord’s recapture right under the Master Lease. Taking into account the foregoing, however, Sublandlord and Subtenant each agree to reasonably cooperate in good faith to reach agreement upon a mutually acceptable configuration of applicable space on the third (3rd) floor (and associated economic terms), for the purposes of (i) submitting the same to Landlord for review and (ii) provided Landlord similarly agrees that a sublease of such space to Subtenant would not trigger Landlord’s recapture rights, enter into an amendment to this Sublease providing for the subleasing of such space by Subtenant.
29.    Sublandlord Representations and Covenants.
(a)    Sublandlord hereby represents and warrants to Subtenant that, as of the Effective Date:
(i)    The Master Lease is in full force and effect;
(ii)    Sublandlord has provided Subtenant a true, correct and complete (other than redactions to financial terms) copy of the Master Lease and all other material agreements between Landlord and Sublandlord relating to the leasing, use and occupancy of the Subleased Premises;
(iii)    Sublandlord has not received any notice of default from Landlord, nor has Sublandlord sent any notice of default to Landlord under the Master Lease nor is Sublandlord aware of any state of facts which with notice, the passage of time, or both, would constitute a material Event of Default under the Master Lease;
(iv)    Sublandlord has not received written notice from any governmental authority of any noncompliance with applicable laws and codes affecting the Subleased Premises (Sublandlord is in the process of performing certain modifications/upgrades to the sprinkler heads in the Master Lease Premises to insure that they remain code-compliant); and
(v)    To Sublandlord’s actual knowledge, all mechanical, electrical, plumbing and lighting systems serving the Subleased Premises are in good working order.
(b)    Sublandlord hereby covenants to Subtenant that, on and after the Effective Date:
(i)    Sublandlord shall not modify or amend the Master Lease in any manner which would reduce Subtenant’s rights hereunder (except to a de minimis extent) or increase Subtenant’s obligations hereunder (except to a de minimis extent), or voluntarily surrender the Master Lease or enter into any termination thereof (other than pursuant to any termination arising as a result of a casualty or taking), without the prior written consent of Subtenant;

(ii)    Sublandlord will indemnify Subtenant for (1) Sublandlord’s breach of Sublandlord’s obligations under the Master Lease to the extent not caused or contributed to by Subtenant, and (2) any damage to person or (subject to the provisions of Paragraph 10 of the Original Master Lease, as incorporated herein by reference) property on the Subleased Premises to the extent caused by Sublandlord’s gross negligence or willful misconduct; and
(iii)    Sublandlord shall timely perform those covenants and obligations under the Master Lease which are not to be performed by Subtenant pursuant to this Sublease or by other Subtenants pursuant to other subleases affecting the Master Lease Premises.
30.    Landlord’s Consent.
(a)    Sublandlord shall, promptly after execution of this Sublease by both parties, submit a copy of same to Landlord and thereafter each party agrees to use diligent good faith efforts to promptly obtain the Consent. If the Consent is not obtained within ninety (90) days after the Effective Date (the “Outside Consent Date”), either party may terminate this Sublease upon written notice thereof to the other delivered at any time prior to the mutual execution and delivery of the Consent, in which event Sublandlord shall return to Subtenant all amounts paid under this Sublease within five (5) business days and neither party shall have any further obligation to the other party under this Sublease. Sublandlord’s obligations under this Section 29(a) shall survive the expiration or earlier termination of this Sublease. Neither party hereto will have the right to terminate this Sublease due to a failure to procure the Consent if such failure is attributable to such party’s failure to use diligent good faith efforts to obtain the Consent.
(b)    Except to the extent expressly provided in the Consent to the contrary, Landlord's consent to this Sublease shall not be deemed or construed to modify, amend or affect the terms and provisions of the Master Lease, or Sublandlord's obligations thereunder, which shall continue to apply to the Master Lease Premises, including the Subleased Premises, and the occupants thereof, as if this Sublease had not been made.
(c)    Sublandlord shall pay all fees imposed by Landlord in connection with Landlord’s review and/or approval of this Sublease in accordance with the terms of the Master Lease.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the Effective Date.

SUBLANDLORD:	TWITTER, INC., a Delaware corporation

By:	/s/ Anthony Noto
Print Name:	Anthony Noto
Title:	CFO

SUBTENANT:	NERDWALLET, INC., a Delaware corporation

By:	/s/ Tim Chen
Print Name:	Tim Chen
Title:	CEO

By:	/s/ Robert Lattuga
Print Name:	Robert Lattuga
Title:	General Counsel & Secretary

Unless evidence of actual signature authority is provided for a corporate Subtenant (a “Corporation”), this Sublease must be executed by the appropriate combination of signatories. Accordingly, the individuals signing above hereby represent and warrant that at least one of the individuals signing above is one of the following:
(x) the chairman of the board, the chief executive officer, the chief operational officer, the president, or a vice president of the Corporation; and
that the other individual is one of the following:
(y) the secretary, assistant secretary, the chief financial officer, or assistant treasurer of the Corporation.
However, a single individual signing alone for the Corporation is deemed to represent and warrant that such individual holds at least two corporate offices with one office in each of the two categories listed above (i.e., subsections (x) and (y) above).

EXHIBIT A-1
Subleased Premises
Fourth (4th) Floor

EXHIBIT A-2
Subleased Premises
Fifth (5th) Floor

EXHIBIT A-3
Subleased Premises
Sixth (6th) Floor

EXHIBIT A-4
Expansion Space
Seventh (7th) Floor

EXHIBIT B
Commencement Agreement

Date

Subtenant	NerdWallet, Inc.
Address

Re:    Commencement Letter with respect to that certain Sublease dated as of _______________, 2016, by and between TWITTER, INC., a Delaware corporation, as Sublandlord, and NERDWALLET, INC., a Delaware corporation, as Subtenant, for 104,850 rentable square feet on the fourth (4th), fifth (5th) and sixth (6th) floors of the Building located at 875 Stevenson Street (also known as 1 Tenth Street), San Francisco, California.
Dear    __________________:
In accordance with the terms and conditions of the above referenced Sublease, Subtenant accepts possession of the Subleased Premises and agrees:
1.The Commencement Date is _________________________;
2.The Abatement Period is the period commencing _________1, 201_ and expiring _____________, 201_;
3.The Expiration Date is ________________.
Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing this Commencement Letter in the space provided and returning a fully executed counterpart (a scanned signature sent in PDF or similar format to ___________@______.com will suffice) to my attention.
Sincerely,

Twitter, Inc.

By:
Print Name:
B-1

Agreed and Accepted:
Subtenant:    Nerdwallet, Inc.

By:	[EXHIBIT - - DO NOT SIGN]
Name:
Title:
Date:
B-2

EXHIBIT C-1
SVB Form of Initial Letter of Credit
IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER ____________
ISSUE DATE: _________________
ISSUING BANK:
SILICON VALLEY BANK
3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF210
SANTA CLARA, CALIFORNIA 95054
BENEFICIARY:
TWITTER, INC.
1355 MARKET STREET, SUITE 900
SAN FRANCISCO, CALIFORNIA 94103
ATTENTION: DIRECTOR OF GLOBAL REAL ESTATE
APPLICANT:
NERDWALLET, INC.
901 MARKET ST
SAN FRANCISCO, CA 94103
AMOUNT:US$3,984,300.00 (THREE MILLION NINE HUNDRED EIGHTY FOUR THOUSAND THREE HUNDRED AND XX/100 U.S. DOLLARS)

EXPIRATION DATE:	SVB WILL PUT A SPECIFIC DATE HERE THAT’S 1 YEAR FROM ISSUANCE

LOCATION:	SANTA CLARA, CALIFORNIA
DEAR SIR/MADAM:
WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF __________IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:
1.    THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.
2.    BENEFICIARY’S SIGNED STATEMENT STATING THAT “BENEFICIARY IS ENTITLED TO DRAW UPON THIS LETTER OF CREDIT PURSUANT TO THE PROVISIONS OF THAT CERTAIN SUBLEASE BETWEEN BENEFICIARY, AS SUBLANDLORD, AND APPLICANT, AS SUBTENANT (THE “SUBLEASE”)”; AS THE SAME MAY BE REVISED OR BE MODIFIED.
PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.
THIS ORIGINAL LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.
THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS AND CONCURRENTLY NOTIFY TWITTER, INC., 1355 MARKET STREET, SUITE 900, SAN FRANCISCO, CALIFORNIA 94103, ATTN: LEGAL DEPARTMENT (REAL ESTATE), IN THE SAME DELIVERY METHOD
C-1-1

(OR ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US THE RECEIPT OF WHICH WE HAVE ACKNOWLEDGED, AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE AND A COPY OF OUR NON EXTENSION NOTICE SHALL CONCURRENTLY BE SENT TO TWITTER, INC., 1355 MARKET STREET, SUITE 900, SAN FRANCISCO, CALIFORNIA 94103, ATTN: LEGAL DEPARTMENT (REAL ESTATE) IN THE SAME DELIVERY METHOD. THE LACK OF RECEIPT OF SUCH COPY SHALL NOT INVALIDATE OUR NON EXTENSION NOTICE TO THE BENEFICIARY. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND MARCH 1, 2022; IF SUCH DATE IS A WEEKEND OR BANKING HOLIDAY, THEN THE EXPIRATION DATE SHALL AUTOMATICALLY BE DEEMED TO BE THE CLOSE OF BUSINESS ON THE NEXT-SUCCEEDING BUSINESS DAY. IN THE EVENT OF SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER WITH A DRAFT STATED ABOVE AND ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT AND AMENDMENT(S), IF ANY, ALONG WITH YOUR SIGNED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.
THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OFF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT AND PAYMENT OF SUCH FEE WILL NOT BE A CONDITION TO OUR OBLIGATION TO HONOR A TRANSFER REQUEST.
DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.
DOCUMENTS MUST BE FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA CA 95054, ATTN: INTERNATIONAL DIVISION.
WE HEREBY AGREE WITH THE BENEFICIARY THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.
ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION. FACSIMILE PRESENTATIONS ARE PERMITTED. SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THIS LETTER OF CREDIT AND AMENDMENT(S), IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408)654-6274 OR (408) 654-7716, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS. IN ADDITION, ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.
C-1-2

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.
THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE
C-1-3

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER ____________________
EXHIBIT A

DATE: __________		REF.NO._____________

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF __________________________ US$ ___________________

US DOLLARS ________________________________________________________

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO. ________________________ DATED ___________________

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
	SANTA CLARA, CA 95054	(BENEFICIARY'S NAME)

AUTHORIZED SIGNATURE

GUIDELINES TO PREPARE THE DRAFT
1.    DATE: ISSUANCE DATE OF DRAFT.
2.    REF. NO.: BENEFICIARY'S REFERENCE NUMBER, IF ANY.
3.    PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).
4.    US$: AMOUNT OF DRAWING IN FIGURES.
5.    USDOLLARS: AMOUNT OF DRAWING IN WORDS.
6.    LETTER OF CREDIT NUMBER: SILICON VALLEY BANK'S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7.    DATED: ISSUANCE DATE OF THE STANDBY L/C.
8.    BENEFICIARY'S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.
9.    AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.
IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT LEASE CONTACT US AT_____________.
C-1-4

EXHIBIT
TRANSFER FORM
DATE: ____________________

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT
	SANTA CLARA, CA 95054	NO. _____________ ISSUED BY
	ATTN:INTERNATIONAL DIVISION.	SILICON VALLEY BANK, SANTA CLARA
	STANDBY LETTERS OF CREDIT	L/C AMOUNT: ___________________
GENTLEMEN:
FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:
_________________________________________________________________________________________
(NAME OF TRANSFEREE)
_________________________________________________________________________________________
(ADDRESS)
ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.
BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.
THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SIGNATURE AUTHENTICATED
The names(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.
________________________________________
(Name of Bank)
________________________________________
(Address of Bank)
________________________________________
(City, State, Zip Code)
________________________________________
(Print Authorized Name and Title)
________________________________________
(Authorized Signature)
________________________________________
(Telephone Number)
_____________________________ (BENEFICIARY’S NAME) By:________________________________ Printed Name:________________________ Title:_______________________________
C-1-5

EXHIBIT C-2
Form of Letter of Credit
FORM OF LETTER OF CREDIT
Irrevocable Standby Letter of Credit No.________
Beneficiary: Twitter, Inc.    Issuance Date:
1355 Market Street, Suite 900
San Francisco, California 94103
Attention: Director of Global Real Estate
Accountee/Applicant: ______________
__________________________________
__________________________________
Attn: _____________________________
Ladies and Gentlemen:
We hereby establish our Irrevocable Letter of Credit no. _____________ in your favor for the account of ___________________ for an amount not to exceed in the aggregate ___________________ and___ /100 U.S. Dollars ($_____________).
Funds under this credit are available against presentation of this original Letter of Credit and the attached Exhibit A, with the blanks appropriately completed.
This Letter of Credit expires and is payable at the office of _______________________[Issuing Bank’s name, address, department, and fax number], on or prior to___________, 20__ [enter the Expiration Date], or any extended date as hereinafter provided for (the “Expiration Date”).
If the Expiration Date shall ever fall on a day which is not a business day, then such Expiration Date shall automatically be extended to the date which is the next business day. It is a condition of this Letter of Credit that the Expiration Date will be automatically extended without amendment for one (1) year from the Expiration Date hereof, or any future Expiration Date, unless at least sixty (60) days prior to any Expiration Date we notify you by certified mail, return receipt requested, or overnight courier service with proof of delivery to the address shown above, attention: Legal Department, and concurrently notify Twitter, Inc., 1355 Market Street, Suite 900, San Francisco, California 94103, Attn: Legal Department (Real Estate), in the same delivery method, that we elect not to extend the Expiration Date of this Letter of Credit. Upon your receipt of such notification, you may draw against this Letter of Credit by presentation of this original Letter of Credit and the attached Exhibit B, with the blanks appropriately completed.
Demands presented by fax (to fax number ___________) are acceptable; provided that if any such demand is presented by fax, the original Exhibit and Letter of Credit shall be simultaneously forwarded by overnight courier service to our office located at the address stated above; provided further that the failure of the courier service to timely deliver shall not affect the
C-2-1

efficacy of the demand. Further, you shall give telephone notice of a drawing to the Bank, attention: ___________________at ___________________, on the day of such demand, provided that your failure to provide such telephone notification shall not invalidate the demand.
Drawing(s) in compliance with all of the terms of this Letter of Credit, presented prior to 11:00 A.M., Pacific time, on a Business Day, shall be made to the account number or address designated by you of the amount specified, in immediately available funds, on the immediately following Business Day.
Drawing(s) in compliance with all of the terms of this Letter of Credit, presented on or after 11:00 A.M., Pacific time, on a Business Day, shall be made to the account number or address designated by you of the amount specified, in immediately available funds, on the second Business Day.
This Letter of Credit is transferable any number of times without charge to you. Transfer must be requested in accordance with our transfer form, which is attached as Exhibit C, accompanied by the return of this original Letter of Credit and all amendments thereto for endorsement thereon by us to the transferee. This Letter of Credit is transferable provided that such transfer would not violate any governmental rule, order or regulation applicable to us.
We hereby engage with you that documents (including fax documents) presented in compliance with the terms and conditions of this Letter of Credit will be duly honored if presented to our bank on or before the Expiration Date of this Letter of Credit, which is _________, 20__.
Multiple and partial drawings are permitted.
This Letter of Credit is subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

[Issuing Bank’s name]

By:
Name:
Title:
C-2-2

Exhibit A to Exhibit C
SIGHT DRAFT
Irrevocable Standby Letter of Credit No.
Date of This Draft: ____________
To:
Name of Issuing Bank
Address
Re:    Irrevocable Standby Letter of Credit No. ____________
To the order of ___________________________________
Pay ________________________________($ _____________________)
At Sight
For value received under Letter of Credit No. _____________________
Payment of the amount demanded is to be made to the Beneficiary by wire transfer in immediately available funds in accordance with the following instructions:

[Payment instructions to be inserted]

By:
Name:
Title:
C-2-3

Exhibit B to Exhibit C
Irrevocable Standby Letter of Credit No. _____________
Date: ________________
To:
Name of Issuing Bank Address
Ladies and Gentlemen:
Re:    Irrevocable Standby Letter of Credit No. ______________
The undersigned, a duly authorized official of TWITTER, INC., a Delaware corporation, (hereinafter referred to as “Sublandlord”), hereby certifies that Sublandlord is entitled to draw upon Irrevocable Standby Letter of Credit No.______in the amount of $ _____________ [amount in words U.S. Dollars] as we have been notified that the Letter of Credit will not be extended and ____________ has not provided us with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of that certain Sublease dated as of __________, ____ by and between Sublandlord and _____________, as Subtenant.
Drawn under Irrevocable Standby Letter of Credit No.__________ issued by _______________ [name of Issuing Bank].
Payment of the amount demanded is to be made to the Beneficiary by wire transfer in immediately available funds in accordance with the following instructions:

[Payment instructions to be inserted]

[Beneficiary’s name]

By:
Name:
Title:
C-2-4

Exhibit C to Exhibit C
Irrevocable Standby Letter of Credit No. __________
Date: ________________
To:
Name of Issuing Bank
Address
Ladies and Gentlemen:
Re:    Irrevocable Standby Letter of Credit No. _____________
For value received, the undersigned Beneficiary hereby irrevocably transfers to:

(Name of Transferee)

(Address)

(City, State, Zip Code)
All rights of the undersigned beneficiary to draw under the above Letter of Credit up to its available amount as shown above as of the date of this transfer.
By this transfer, all rights of the undersigned Beneficiary in such Letter of Credit are transferred to the Transferee and the Transferee shall have the sole rights as Beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the Transferee without necessity of any consent of or notice to the undersigned Beneficiary.
The original of such Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof, and forward it directly to the Transferee with your customary Notice of Transfer.

Very truly yours,

[Beneficiary’s name]

By:
Name:
Title:
C-2-5

The above signature with title as stated conforms to that on file with us and is authorized for the execution of said instruments.

[Name of Authenticating Bank]

By:
Name:
Title:
C-2-6

EXHIBIT D
Janitorial Specifications

D-1

EXHIBIT E
Rules and Regulations

E-1

EXHIBIT F
Furniture Inventory
F-1